EXHIBIT 99.1

Steel Partners Holdings Reports First Quarter Financial Results; Provides Update on COVID-19 Actions

NEW YORK, N.Y., May 7, 2020 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the first quarter ended March 31, 2020.

Financial Overview

First quarter of 2020 compared with first quarter of 2019

•	Revenue for the 2020 first quarter decreased to $347.9 million from $355.8 million for the same period in 2019.

•	Net loss from continuing operations for the 2020 first quarter was $36.5 million, as compared to income of $19.8 million for the same period in 2019.

•
Net loss attributable to the Company's common unitholders for the 2020 first quarter was $61.7 million, or $2.47 per common unit, as compared to income of $15.7 million, or $0.48 per diluted common unit, for the same period in 2019.

•	The Company generated $36.9 million in Adjusted EBITDA for the quarter, as compared to $41.9 million for the same period in 2019.

The Company is presenting Adjusted EBITDA to assist investors with their understanding of Steel Partners' results of operations and financial condition. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

"Our top priorities include the health and safety of our employees and fulfilling customer commitments. I am extremely proud of how our company has responded to the uncertainty created by the COVID-19 crisis," said Warren Lichtenstein, Executive Chairman of Steel Partners. "Our businesses have proved to be resilient during these challenging times. However, we have seen and expect to continue to see a reduction in demand across our business operations during the second quarter, including significant impacts in our Energy and Financial Services segments. We remain confident that the actions we have taken to control expenses and maintain liquidity will position our businesses to withstand a potentially prolonged economic downturn."

Prioritizing People

Steel Partners has implemented a variety of measures to promote the health and safety of its employees and their families during this pandemic. These measures include business travel restrictions, remote work capabilities, social distancing practices, increased cleaning frequency and thoroughness, temperature screenings, and quarantine protocols. The Company's practices and policies are informed by recommendations from public health authorities, such as the Centers for Disease Control and Prevention and the World Health Organization, which are being closely monitored by Steel Partners' COVID-19 Task Force.

Maintaining Operations

Our management teams are working closely with customers to maintain visibility of market developments. Steel Partners continually aligns its global manufacturing resources as customer needs and market conditions change. The majority of Steel Partners' business lines are considered "critical" or "essential" by governmental agencies, so the Company has maintained operations at nearly all its facilities. With its global footprint, reliable network of high-quality suppliers, and diverse business composition, Steel Partners has avoided lengthy operational disruptions and continues to support its customers around the world.

In our Energy segment, operating results improved by $2.0 million during the first quarter on a year-over-year basis. However, oil prices fell significantly in March and reached historic lows in the second quarter, primarily due to excess supply and limited storage capacity resulting from the COVID-19 pandemic. We continue to scale the business to near-term demand.

Financial Position and Liquidity

The Company has initiated cost reduction actions, including deferral of management and board fees, hiring freezes, employee furloughs, staffing and force reductions, and salary reductions to mitigate the financial impact of the COVID-19 pandemic. The Company continues its focus on cash management and liquidity, which includes the elimination of discretionary spending and strict approvals for capital expenditures. As of March 31, 2020, the Company maintained cash and investments totaling $398.6 million, excluding cash associated with our WebBank operations.

The Company continues to monitor the roll-out of federal assistance programs designed for mid-sized businesses and is taking advantage of existing federal assistance programs, which include pension contribution deferrals, interest limitation modifications for federal income tax reporting, alternative minimum tax credit refunds, and payroll tax deferrals.

2020 Outlook

Due to the continued uncertainty of the impact of COVID-19 on the global economy, it is difficult to predict the duration of the pandemic and its impact on the Company's business, operations, and financial condition. There is no certainty that federal, state, or local regulations regarding safety measures to address the spread of COVID-19 will not adversely impact the Company's operations. Accordingly, the Company is not able to provide 2020 guidance at this time. The Company will reconsider its ability to provide 2020 guidance in connection with its second quarter earnings release.

Financial Tables

Financial Summary (unaudited)

(in thousands, except per common unit)	Three Months Ended March 31,
	2020	2019
Revenue	$347,900	$355,813
Costs and expenses, excluding realized and unrealized losses (gains) on securities	335,279	344,539
Realized and unrealized losses (gains) on securities, net	18,002	(2,109)
Total costs and expenses	353,281	342,430
(Loss) income from continuing operations before income taxes and equity method investments	(5,381)	13,383
Income tax (benefit) provision	(3,429)	3,002
Loss (income) of associated companies, net of taxes	34,507	(9,381)
Net (loss) income from continuing operations	(36,459)	19,762
Loss from discontinued operations, net of taxes	(25,148)	(4,140)
Net (loss) income	(61,607)	15,622
Net (income) loss attributable to noncontrolling interests in consolidated entities	(130)	56
Net (loss) income attributable to common unitholders	$(61,737)	$15,678

Net (loss) income per common unit - basic	$(2.47)	$0.63
Net (loss) income per common unit - diluted	$(2.47)	$0.48
Capital expenditures	$(6,994)	$(6,657)

Balance Sheet Data (March 31, 2020 unaudited)

(in thousands, except common and preferred units)	March 31,	December 31,
	2020	2019
Cash and cash equivalents	$395,822	$139,467
WebBank cash and cash equivalents	218,223	125,047
Cash and cash equivalents, excluding WebBank	$177,599	$14,420
Marketable securities	$123	$220
Long-term investments	$220,832	$275,836
Total debt	$565,407	$338,089
Preferred unit liability, including current portion of $39,782 as of December, 31, 2019	$143,347	$184,029
Total partners' capital	$425,523	$472,613
Common units outstanding	25,013,274	25,023,128
Preferred units outstanding	6,327,288	7,927,288

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Reconciliation:

(in thousands)	Three Months Ended March 31,
	2020	2019
Net (loss) income from continuing operations	$(36,459)	$19,762
Income tax (benefit) provision	(3,429)	3,002
(Loss) income from continuing operations before income taxes	(39,888)	22,764
Add (Deduct):
Loss (income) of associated companies, net of taxes	34,507	(9,381)
Realized and unrealized losses (gains) on securities, net	18,002	(2,109)
Interest expense	8,315	10,205
Depreciation	10,953	10,966
Amortization	5,282	5,265
Non-cash asset impairment charges	617	—
Non-cash pension expense	552	1,969
Non-cash equity-based compensation	206	164
Other items, net	(1,625)	2,079
Adjusted EBITDA	$36,921	$41,922

Segment Results (unaudited)

(in thousands)	Three Months Ended March 31,
	2020	2019
Revenue:
Diversified industrial	$262,300	$280,921
Energy	38,602	38,986
Financial services	46,998	35,906
Total revenue	$347,900	$355,813

Income (loss) from continuing operations before interest expense and income taxes:
Diversified industrial	$14,874	$15,045
Energy	202	(1,755)
Financial services	4,006	13,232
Corporate and other	(50,655)	6,447
(Loss) income from continuing operations before interest expense and income taxes	(31,573)	32,969
Interest expense	8,315	10,205
Income tax (benefit) provision	(3,429)	3,002
Net (loss) income from continuing operations	$(36,459)	$19,762

Loss (income) of associated companies, net of taxes:
Corporate and other	$34,507	$(9,381)
Total	$34,507	$(9,381)

Segment depreciation and amortization:
Diversified industrial	$12,267	$11,654
Energy	3,756	4,445
Financial services	171	98
Corporate and other	41	34
Total depreciation and amortization	$16,235	$16,231

Segment Adjusted EBITDA:
Diversified industrial	$27,253	$29,559
Energy	4,523	2,445
Financial services	4,174	13,325
Corporate and other	971	(3,407)
Total Adjusted EBITDA	$36,921	$41,922

During the first quarter of 2020, the Company changed the methods used to measure reported segment income or loss by allocating additional expenses from the Corporate and Other segment to the Diversified Industrial, Energy, and Financial Services segments. In addition, the Company recast all 2019 financial information associated with API Group Limited and certain of its affiliates, which were deconsolidated during the first quarter of 2020 and previously included in the Diversified Industrial segment, to discontinued operations. The 2019 financial information has been recast to reflect these changes on a comparable basis.

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA." The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about the Company's business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on investments, and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its ongoing business, including in internal management reporting, budgeting, and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or loss, or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;

•	Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;

•	Adjusted EBITDA does not reflect the Company's interest expense;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;

•	Adjusted EBITDA does not include the Company's discontinued operations;

•	Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation; and

•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is a well-informed method of analyzing SPLP.

The Company reconciles Adjusted EBITDA to net income or loss from continuing operations, which does not include amounts reported under U.S. GAAP related to noncontrolling interests in consolidated entities, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenue and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking, and youth sports.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects, and opportunities. SPLP identifies these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the

Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2020 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the impact of COVID-19 on business activity generally and on the Company's operations including whether facilities considered to be essential retain that designation, the continued decline of crude oil prices, customers' acceptance of our new and existing products, our ability to deploy our capital in a manner that maximizes unitholder value, the ability to consolidate and manage the Company's newly acquired businesses, the potential fluctuation in the Company's operating results, the Company's ongoing cash flow requirements for defined benefit pension plans, the cost of compliance with extensive federal and state regulatory requirements and any potential liability thereunder, the Company's need for additional financing and the terms and conditions of any financing that is consummated, the ability to identify suitable acquisition candidates or investment opportunities for our core businesses, the impact of losses in the Company's investment portfolio, the effect of rising interest rates and the phase-out of LIBOR, our ability to protect the Company's intellectual property rights, the Company's ability to manage risks inherent to conducting business internationally, the outcome of litigation or other legal proceedings in which we are involved from time to time, a significant disruption in, or breach in security of, our technology systems, labor disputes and the ability to recruit and retain experienced personnel, general economic conditions, fluctuations in demand for our products and services, the inability to realize the benefits of net operating losses of our affiliates and subsidiaries, the possible volatility of our common or preferred unit trading prices, and other risks detailed from time to time in filings we make with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarterly period ended March 31, 2020, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as otherwise required by law, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Investor contact:    Steel Partners Holdings L.P.
Jennifer Golembeske, 212-520-2300
jgolembeske@steelpartners.com